UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant
Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential,  for  Use of the  Commission  Only  (as  permitted  by  Rule
      14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         FIRST DEFIANCE FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required
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      (2)   Aggregate number of securities to which transaction applies:
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      (3)   Per unit price or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
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

                                     [LOGO]
                                 FIRST DEFIANCE
                                 FINANCIAL CORP.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   to be held

                                 April 19, 2005

                                       and

                                 PROXY STATEMENT

                                     [LOGO]
                                 FIRST DEFIANCE
                                 FINANCIAL CORP.

                               601 Clinton Street
                              Defiance, Ohio 43512
                                 (419) 782-5015

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 19, 2005

                            ------------------------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of First Defiance Financial Corp., Defiance, Ohio ("First Defiance") will be held at the home office of its subsidiary First Federal Bank of the Midwest, located at 601 Clinton Street, Defiance, Ohio 43512, Tuesday, April 19, 2005 at 1:00 p.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1) To elect three (3) directors for three-year terms, and until their successors are elected and qualified;

(2) To approve the First Defiance Financial Corp. 2005 Stock Option and Incentive Plan; and

(3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. Management is not aware of any other business.

      The Board of Directors has fixed March 4, 2005 as the voting record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 /s/ William J. Small

                                 William J. Small
                                 Chairman, President and Chief Executive Officer

Defiance, Ohio
March 18, 2005

--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD FOR VOTING BY TELEPHONE OR OVER THE INTERNET. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME BEFORE IT IS EXERCISED.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                            ------------------------

                         First Defiance Financial Corp.
                               601 Clinton Street
                              Defiance, Ohio 43512

                            ------------------------

                       2005 ANNUAL MEETING OF SHAREHOLDERS

                                 April 19, 2005

                                     GENERAL

      This Proxy Statement is being furnished to holders of common stock, $0.01 par value per share ("Common Stock"), of First Defiance Financial Corp., Defiance, Ohio ("First Defiance"). Proxies are being solicited on behalf of the Board of Directors of First Defiance to be used at the Annual Meeting of Shareholders ("Annual Meeting") to be held at the home office of First Federal Bank of the Midwest ("First Federal") located at 601 Clinton Street, Defiance, Ohio 43512, on Tuesday April 19, 2005 at 1:00 p.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement is first being mailed to shareholders on or about March 18, 2005.

                                     PROXIES

      The proxy solicited hereby, if properly submitted to First Defiance and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the nominees for director described herein, for the approval of the First Defiance 2005 Stock Option and Incentive Plan ("2005 Plan") and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of First Defiance written notice thereof (John W. Boesling, Secretary, First Defiance Financial Corp., 601 Clinton Street, Defiance, Ohio 43512); (ii) submitting a valid proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving notice of revocation to the Secretary. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                  VOTING RIGHTS

      Only shareholders of record at the close of business on March 4, 2005 ("Voting Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Voting Record Date, there were 7,015,333 shares of Common Stock issued and outstanding and First Defiance had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting.

      The presence, either in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions are considered in determining the presence of a quorum.

      Directors are elected by a plurality of the votes cast with a quorum present. Abstentions will not affect the plurality vote required for the election of directors. The proposal for election of directors is considered a "discretionary" item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions.

      The affirmative vote of the holders of a majority of the total votes eligible to be cast in person or by proxy at the Annual Meeting is required for approval of the 2005 Plan. The proposal to approve the 2005 Plan is considered "non-discretionary" and, therefore, brokerage firms may vote on behalf of clients only if the clients have furnished voting instructions to the brokerage firm. If no voting instructions are given, a "broker non-vote" will result. A broker non-vote and an abstention will have the same effect as a vote against the proposal to approve the 2005 Plan.

                              BENEFICIAL OWNERSHIP

      The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("1934 Act"), known to First
Defiance to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) each director and each person nominated to become a director of First Defiance, (iii) the executive officers of First Defiance named in the Summary Compensation Table set forth under "Executive Compensation," and (iv) all directors and executive officers of First Defiance as a group.

                                           Amount and Nature of
Name of Beneficial Owner or             Beneficial Ownership as of        Percent of
Number of Persons in Group                   March 5, 2004 (1)           Common Stock
-----------------------------------   ------------------------------  ------------------
First Defiance Financial Corp.
  Employee Stock Ownership Plan
  601 Clinton St.,
  Defiance, OH 43512                            616,317(2)                   8.79%
Private Capital Management
  8889 Pelican Bay Blvd
  Suite 500
  Naples, FL 34108                              614,364(3)                   8.76%
Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401                        457,663(4)                   6.52%
John L. Bookmyer                                     --                        --
Stephen L. Boomer                                15,114                           (5)
Dr. Douglas A. Burgei                            26,056(6)                        (5)
Peter A. Diehl                                   14,702(7)                        (5)
Dr. John U. Fauster III                          51,305(8)                        (5)
Dwain I. Metzger                                    652                           (5)
Gerald W. Monnin                                 50,478(9)                        (5)
James L. Rohrs                                   80,068(10)                  1.14%(5)
William J. Small                                173,129(11)                  2.43%
Don C. Van Brackel                              100,241(12)                  1.43%
Thomas A. Voigt                                  21,220(13)                       (5)
Gregory R. Allen                                 37,478(14)                       (5)
John C. Wahl                                    111,769(15)                  1.58%
All directors and executive
 officers as a group (11 persons)               681,420(16)                  9.42%

(1) Unless otherwise indicated, the named person has sole voting power and sole investment power with respect to the indicated shares.

(2) Shares owned by First Defiance Financial Corp. Employee Stock Ownership Plan ("ESOP") which have been allocated to persons listed in this table are also included in those persons' holdings.

(footnotes continued on next page)

(3) Based on Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on February 14, 2005, Private Capital Management ("PCM") is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. PCM reported shared voting and investment power over 609,364 shares of Common Stock. Gregg J. Powers, President of PCM, reported shared voting and investment power over the same 609,364 shares. Bruce S. Sherman, Chief Executive Officer of PCM, reported shared voting and investment power over 614,364 shares of Common Stock, (including the 609,364 shares also reported by PCM and Mr. Powers) and sole voting and investment power over an additional 11,500 shares of Common Stock.

(4) Based on Schedule 13G filed with the SEC on February 9, 2005, Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under
      Section 203 of the Investment Advisors Act of 1940, possesses both voting and investment power over 457,663 shares of Common Stock. All 457,663 shares reported are owned by the entities for which Dimensional serves as investment advisor, and Dimensional disclaims beneficial ownership of such securities.

(5)   Less than 1% of the total outstanding shares of Common Stock.

(6)   Includes 5,930 shares that may be acquired upon exercise of stock options

(7) Includes 155 shares that vest within 60 days under the 1996 Management Recognition Plan and Trust ("MRP") and 1,167 shares that may be acquired upon the exercise of stock options.

(8) Includes 19,430 shares that may be acquired upon the exercise of stock options and 1,000 shares owned with shared voting and investment power.

(9)   Includes 42,502 shares owned with shared voting and investment power.

(10) Includes 640 shares that vest within 60 days under the MRP, 2,868 shares that have been allocated to Mr. Rohrs' account in the ESOP and 51,800 shares that may be acquired upon the exercise of stock options.

(11) Includes 14,758 shares which have been allocated to Mr. Small's account in the ESOP and 105,700 shares that may be acquired upon the exercise of stock options.

(12) Includes 99,446 shares owned with shared voting and investment power and 795 shares held in trust for the MRP which vest after 60 days for which Mr. Van Brackel is a trustee.

(13) Includes 6,430 shares that may be acquired upon the exercise of stock options and 1,330 shares owned with shared voting and investment power.

(14) Includes 3,538 shares that have been allocated to Mr. Allen's account in the ESOP and 18,200 shares that may be acquired upon the exercise of stock options.

(15) Includes 795 shares held in trust for the MRP which vest after 60 days for which Mr. Wahl is a trustee, 18,273 shares that have been allocated to Mr. Wahl's account in the ESOP and 55,200 shares that may be acquired upon the exercise of stock options.

(16) Includes options to purchase 263,857 shares, 795 shares that vest within 60 days under the MRP, 39,438 shares allocated to the accounts of executive officers in the ESOP, and 795 shares held in trust for the MRP which vest after 60 days for which Mr. Van Brackel and Mr. Wahl are trustees.

                         INFORMATION REGARDING DIRECTORS
                             AND EXECUTIVE OFFICERS

Election of Directors

      As permitted by the articles of incorporation of First Defiance, effective February 21, 2005, the Board of Directors increased its number of members from nine to eleven and elected Dwain I. Metzger for a term expiring in 2006 and John
L. Bookmyer for a term expiring in 2007 to fill the vacancies created by the increase. First Defiance's Board of Directors is divided into three classes with the members of each class elected for a term of three years and until their successors are elected and qualified. One class of directors is elected annually. A majority of the directors are "independent directors" as defined by the listing standards of the Nasdaq Stock Market. The Board of Directors has determined that such independent directors have no relationship with First Defiance that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The independent directors are Drs. Burgei and Fauster and Messrs. Bookmyer, Boomer, Diehl, Metzger, Monnin and Voigt.

      At the Annual Meeting, shareholders of First Defiance will be asked to elect three directors for three year terms expiring in 2008, and in each case until their successors are elected and qualified. The nominees, Dr. Fauster, Mr. Rohrs and Mr. Voigt, currently serve as directors of First Defiance.

      Unless otherwise directed, each valid proxy submitted by a shareholder will be voted for the election of the nominees. If any of the nominees is unwilling to stand for election at the time of the Annual Meeting, the proxies will vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees may not be able to serve as a director if elected.

Information Regarding Nominees for Director and Continuing Directors

      The following tables present information concerning each nominee for director and each director whose term continues.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                        NOMINEES BE ELECTED AS DIRECTORS

          NOMINEES FOR DIRECTOR WITH THREE-YEAR TERMS EXPIRING IN 2008

                                                                                  Director
Name                           Age      Positions Held at First Defiance          Since (1)
-------------------------   ---------   -------------------------------------   -------------
Dr. John U. Fauster            67       Director                                    1975

James L. Rohrs                 57       Executive Vice President of First           2002
                                        Defiance and President and Chief
                                        Operating Officer of First Federal

Thomas A. Voigt                62       Director                                    1995

                DIRECTORS WITH THREE-YEAR TERMS EXPIRING IN 2007

                                                                                  Director
Name                           Age      Positions Held at First Defiance          Since (1)
-------------------------  ----------   -------------------------------------   -------------
John L. Bookmyer               40       Director                                    2005

Stephen L. Boomer              54       Director                                    1994

Peter A. Diehl                 54       Director                                    1998

William J. Small               54       Chairman, President and                     1998
                                        Chief Executive Officer

                      DIRECTORS WITH TERMS EXPIRING IN 2006

                                                                                  Director
Name                           Age      Positions Held at First Defiance          Since (1)
-------------------------   ---------   -------------------------------------   -------------
Dr. Douglas A. Burgei          50       Director                                    1995

Dwain L. Metzger               63       Director                                    2005

Gerald W. Monnin               66       Director                                    1997

Don C. Van Brackel             66       Director, Vice Chairman                     1979

----------
(1) Each director also serves as a director of First Federal, a wholly owned subsidiary of First Defiance. The indicated year includes service as a director of First Federal prior to the formation of First Defiance in 1995.

      The business experience of each of the nominees or directors for at least the past five years is as follows:

      John U. Fauster III, D.D.S. Dr. Fauster retired from the practice of dentistry during 2000. Prior to that he was affiliated with the Defiance Dental Group, Defiance, Ohio. He has been a director since 1975 and currently serves as a member of the Audit, Investment and Long Range Planning Committees and serves on the Executive and Loan Review Committees on a rotating basis during the year.

      James L. Rohrs. Mr. Rohrs has served as an Executive Vice President of First Defiance and as President and Chief Operating Officer of First Federal since August 1999 and he has been a director since 2002. He joined First
Defiance in his present capacity in August 1999. Prior to joining First Defiance, Mr. Rohrs was employed by Huntington National Bank for 27 years in a variety of capacities. Mr. Rohrs is a member of the Executive, Investment and Loan Review Committees and First Insurance and Investments Board of Directors.

      Thomas A. Voigt. Mr. Voigt is Vice President and general manager of the Bryan Publishing Company, commercial printers and publishers of The Bryan Times, The Northwest Signal (Napoleon, OH), The Countyline, The Montpelier Leader Enterprise and Realty Northwest. He was appointed to the board in August 1995 and he serves as Chairman of the Long Range Planning Committee and as a member of the Compensation and Corporate Governance Committees and serves on the Executive and Loan Review Committees on a rotating basis during the year.

      John L. Bookmyer. Mr. Bookmyer is President of Blanchard Valley Regional Health Center and Executive Vice President and Chief Operating Officer of Blanchard Valley Health Association, a comprehensive health system in northwest Ohio with assets of $200 million. Mr. Bookmyer also is a Certified Public Accountant. He was appointed to the board in February, 2005 and serves on the Audit Committee.

      Stephen L. Boomer. Mr. Boomer is President/Chief Executive Officer and co-owner of Arps Dairy Inc., Defiance, Ohio, a processor and distributor of dairy products. He has been a director since August 1994 and currently serves as Chairman of the Audit Committee and as a member of the Compensation, Governance Committee and Trust Committees as well as the First Insurance and Investments Board. He also serves on the Executive and Loan Review Committees on a rotating basis during the year. Mr. Boomer has been designated the lead director by the independent directors on the Board.

      Douglas A. Burgei, D.V.M. Dr. Burgei is a veterinarian practicing in Napoleon, Ohio since 1978. He was appointed to the Board of Directors in August 1995 and he serves as chairman of the Corporate Governance Committee and as a member of the Investment and Long Range Planning Committees and serves on the Executive and Loan Review Committees on a rotating basis.

      Peter A. Diehl. Mr. Diehl is President/Chief Executive Officer of Diehl, Inc., a privately held company headquartered in Defiance, Ohio which produces canned dairy products and non-dairy creamers for distribution throughout the United States and Asia. He has been a director since April 1998 and currently serves as chairman of the Compensation Committee, as a member of the Audit and Long Range Planning Committees. He also serves on the Executive and Loan Review Committees on a rotating basis during the year.

      Dwain I. Metzger. Mr. Metzger operates a family farm in the Elida, Ohio area. He was appointed to the Board in February 2005. Mr. Metzger previously served on the Board of Directors of ComBanc, Inc. and its subsidiary, The Commercial Bank, located in Delphos, Ohio, and was chairman of The Commercial Bank Board of Directors from 2000 until 2004. ComBanc and The Commercial Bank were acquired by First Defiance in January 2005.

      Gerald W. Monnin. Mr. Monnin is the retired Chairman of the Board and Chief Executive Officer of Northwest Controls, a Defiance, Ohio company that distributes high technology electronic automation and control products and systems. He has been a director since April 1997 and serves as a member of the Compensation, Audit and Corporate Governance Committees and serves on the Executive and Loan Review Committees on a rotating basis during the year.

      William J. Small. Mr. Small has served as President, Chairman of the Board and Chief Executive Officer of First Defiance and Chairman of the Board and Chief Executive Officer of First Federal since January 1, 1999. He previously served as President and Chief Operating Officer of First Federal from June 1996 through December 31, 1998 and before that he served as Senior Vice President responsible for lending from July 1, 1994. Mr. Small is also Chairman of the Executive Committee and the Loan Review Committee, and a member of the Investment and Trust Committees of First Federal. He is also Chairman of First Insurance and Investments' Board of Directors.

      Don C. Van Brackel. Mr. Van Brackel has served as Vice Chairman of the First Defiance Board of Directors since January 1, 1999. Prior to that, Mr. Van Brackel served as Chairman of the Board of Directors and Chief Executive Officer of First Defiance and First Federal, from January 1, 1995 until his retirement on December 31, 1998. He was President and Managing Officer of First Federal from July 1992 until June 1996 and has been a director since 1979. Mr. Van Brackel is a member of the Investment, Long Range Planning and Trust Committees. He also serves on the Executive and Loan Review committees on a rotating basis

Executive Officers Who are Not Directors

      The following sets forth certain information regarding the executive officers of First Defiance who are not directors or nominees, including their business experience for at least the past five years.

      John C. Wahl, Age 44. Mr. Wahl has been Executive Vice President of First Defiance and First Federal since November 1998, Treasurer since April, 1997 and Chief Financial Officer since January, 1997. He previously served as Controller beginning in June, 1994. Prior to joining First Defiance he was with Ernst & Young LLP. Mr. Wahl is also a member of the Board of Directors of First Federal Bank and First Insurance and Investments.

      Gregory R. Allen, Age 41. Mr. Allen was promoted to Executive Vice President and Chief Lending Officer of First Federal in November 1998 after joining First Federal as Vice President of Commercial Lending in June 1998. He joined First Federal with 10 years of banking experience, most recently with the Ohio Bank in Findlay, Ohio.

Compliance with Section 16(a) of the 1934 Act

      Section 16(a) of the 1934 Act requires First Defiance's officers and directors, and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by regulation to furnish First Defiance with copies of all Section 16(a) forms they file.

      SEC regulations require that First Defiance disclose any Section 16 filing that was not made by the appropriate due date. Based on a review of the filings for 2004, First Defiance determined that all Section 16 filings were filed by the applicable due date.

Board Meetings

      Regular meetings of the Board of Directors of First Defiance are held monthly and special meetings of the Board of Directors of First Defiance are held from time to time as needed. Regular meetings of the Board of Directors of First Federal are also held on at least a monthly basis and special meetings of the Board of Directors of First Federal are held from time to time as needed. There were 15 meetings of the Board of Directors of First Defiance and 15 meetings of the Board of Directors of First Federal held during 2004. No director attended fewer than 75% of the total number of meetings of the Board of Directors of First Defiance or First Federal, as applicable, and meetings held by all committees of the Board on which the director served during 2004.

Attendance at Annual Meeting

      Neither the Board nor the Corporate Governance Committee has implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors attending the Annual Meeting. In 2004, all nine directors attended the Annual Meeting.

Communication with Directors

      The Board of Directors has adopted a process by which shareholders may communicate with our directors. Any shareholder wishing to do so may write to the Board of Directors at the Company's principal business address, 601 Clinton St., Defiance, OH 43512. Any shareholder communication so addressed will be delivered unopened to the director to whom it is addressed or to the Lead Director if addressed to the Board of Directors.

Committees

      The First Defiance Board of Directors has established various committees, including Executive, Audit, Compensation, and Governance.

      Executive Committee. The Executive Committee generally has the power and authority to act on behalf of the Board of Directors between scheduled Board meetings unless specific Board of Directors action is required or unless otherwise restricted by First Defiance's articles of incorporation or code of regulations or its Board of Directors. As Chairman of the Board, Mr. Small serves as Chairman of the Executive Committee and Mr. Rohrs serves as a permanent member of the Executive Committee. The remaining directors serve on the Committee on a rotating basis during the year. The Executive Committee met 52 times during 2004.

      Audit Committee. The Audit Committee is responsible for (i) the appointment of First Defiance's independent registered public accounting firm;
(ii) review of the external audit plan and the results of the auditing engagement; (iii) review of the internal audit plan and results of the internal audits; (iv) review of reports issued by First Federal Bank's Compliance Officer and (v) review of the effectiveness of First Defiance's system of internal control, including review of the process used by management to evaluate the effectiveness of the system of internal control, and (vi) oversight of the accounting and financial reporting practices of First Defiance. The Audit Committee has adopted a written charter setting forth these responsibilities. First Defiance's securities are listed on the Nasdaq National Market, and all members of the Audit Committee meet the independence standards of Rule
4200(a)(15) of the National Association of Securities Dealers, Inc. (the "NASD"). Messrs. Boomer, Monnin and Diehl and Dr. Fauster served as members of this committee during 2004. Mr. Bookmyer, who was appointed to the audit committee upon his appointment to the Board of Directors in February 2005, meets the definition of "Audit Committee financial expert" as defined in Item 401(h) of Regulation S-K under the 1934 Act. Three of the other Audit Committee members, through their past or current employment as chief executive officers, meet the Nasdaq standard for financial sophistication.

      Compensation Committee. The Compensation Committee, consisting of Messrs. Diehl, Boomer, Monnin and Voigt was established by the Board of Directors to oversee the compensation programs provided to First Defiance's Chief Executive Officer and other members of senior management including base salaries, bonuses and benefit plans. Messrs. Diehl, Boomer, Monnin and Voigt meet the independence standards of Rule 4200(a)(15) of the NASD.

      Corporate Governance Committee. The Corporate Governance Committee was established by the Board of Directors to ensure that the board is appropriately constituted and conducts its affairs in a manner that will best serve the interests of First Defiance and its shareholders. The members of the committee, who all meet the independence standards of Rule 4200(a)(15) of the NASD, are Dr. Burgei and Messrs. Boomer, Voigt and Monnin. Specific duties of the committee include administering First Defiance's code of ethics/conflict of interest policy, administering the process for evaluation of the Chief Executive Officer and Chairman, monitoring the Board's continuing education and self-assessment process, nominating directors to the Board, and conducting an annual assessment of the Board as a whole including assessment of Board composition and committee assignments. The committee met 3 times during 2004.

      The Board does not have a separate nominating committee as those functions are performed by the Corporate Governance Committee and the Board as a whole. The Corporate Governance committee considers the following criteria in proposing nominations for director to the full Board: independence; high personal and professional ethics and integrity; ability to devote sufficient time to fulfilling duties as a director; impact on diversity of the Board, including skills and other factors relevant to First Defiance's business; overall experience in business, education, and other factors relevant to First Defiance's business. Shareholders of First Defiance may also make nominations to the Board of Directors, provided that notice of such nomination is given in writing to the Secretary of First Defiance not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Such notice with respect to director nominations shall set forth the name, age, business address and residence address (if available) of the nominee and the number of shares of stock of First Defiance which are beneficially owned by such nominee. Also, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporate Governance Committee. No such nominations were received from shareholders for the 2005 election of directors. All three current nominees for director are standing for re-election.

Board Fees

      Employees of First Defiance and its subsidiaries who are also directors receive no additional compensation for service as director. In 2004, cash compensation for non-employee directors included the following:

      o An annual retainer of $20,000 which covers all service including committee service. The lead director receives an annual retainer of $21,000;

      o     $400 for each First Federal Board meeting attended;

      o $400 for each First Defiance Board meeting attended (even if such meeting is back-to-back with the First Federal Board meeting);

      o $500 for attendance at audit committee meetings ($750 for the committee chairman);

      o $400 for attendance at compensation committee meetings ($600 for the committee chairman);

      o     $200 for attendance at executive committee meetings;

      o $300 for attendance at other committee meetings ($400 for committee chairman);

      o $400 per meeting for service on the board of First Insurance and Investments;

      o     $300 per meeting for periodic meetings of outside directors.

      All directors have the option to defer a portion of their annual cash compensation pursuant to a deferred compensation plan. First Defiance pays the country club dues of directors who wish to utilize such a benefit, which amounts to up to $3,500 annually for those individuals.

Executive Compensation

                           Summary Compensation Table

      The following table sets forth a summary of certain information concerning the compensation awarded or paid by First Defiance for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer and each executive officer of First Defiance who received cash and cash equivalent compensation in excess of $100,000 from First Defiance and its subsidiaries. Positions are listed as of December 31, 2004.

====================================================================================================================
                                           Annual Compensation (3)     Long Term Compensation
         Name and                          -----------------------             Awards                  All Other
    Principal Position            Year     Salary (1)    Bonus (2)   --------------------------     Compensation (4)
                                                                                     Securities
                                                                                     Underlying
                                                                     Stock Grants     Options
--------------------------------------------------------------------------------------------------------------------
William J Small, Chairman,        2004      $233,009      $75,914         --            1,000            $24,421
President and Chief Executive     2003       225,024      136,823         --            1,000             24,133
Officer                           2002       216,186       43,815         --              --              22,776

--------------------------------------------------------------------------------------------------------------------
John C. Wahl, Executive Vice      2004      $145,500      $36,870         --            1,000            $24,421
President, Chief Financial        2003       140,000       66,326         --            5,000             19,562
Officer and Treasurer             2002       134,677       21,230         --               --             22,776

--------------------------------------------------------------------------------------------------------------------
James L. Rohrs, Executive         2004      $166,500      $42,191         --            1,000            $24,421
Vice President, President and     2003       162,000       76,749         --            5,000             23,769
Chief Operating Officer of        2002       155,471       24,507         --               --             22,776
First Federal
--------------------------------------------------------------------------------------------------------------------
Gregory R. Allen, Executive       2004      $129,786      $28,190         --            5,000            $24,421
Vice President and Chief          2003       126,006       51,169         --           10,000             19,234
Lending Officer of First          2002       121,102       36,348         --               --             20,445
Federal
====================================================================================================================

(1) Includes amounts deferred by executives pursuant to First Defiance's deferred compensation program.

(2) Bonus amounts reflect amounts earned during the fiscal year as determined by the Compensation Committee, including amounts which are paid in the following year.

(3) Does not include amounts attributable to miscellaneous benefits received by executive officers. In the opinion of management of First Defiance, the costs to First Defiance of providing such benefits to any individual executive during each of the years presented did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(4) Consists of amounts allocated by First Defiance on behalf the executives pursuant to the ESOP and matching and profit sharing contributions pursuant to First Defiance's 401(k) Plan.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

      The Board of Directors has delegated to the Compensation Committee responsibility for the oversight and administration of all compensation and benefit plans of First Defiance and its subsidiaries. The Committee has adopted a compensation philosophy to align management's interests with the interests of First Defiance's shareholders by linking compensation with the achievement of individual and organizational goals. Organizational results are measured in terms of performance targets based on strategic objectives established by the Board of Directors on an annual basis.

      The compensation program of First Defiance and its subsidiaries has three main components: base salary, annual cash bonuses, and long-term incentive compensation awards, including accumulated (realized and unrealized) option and restricted stock gains. The Committee utilizes these three components of compensation to attract and maintain highly qualified management, to provide short-term incentives that are consistent with the achievement of strategic targets established during the strategic planning process, and to align management's long-term goals for First Defiance with those of shareholders.

Base Salary

      The base salary for the Chief Executive Officer is established annually by the Committee. The Committee conducts an annual performance review of the Chief Executive Officer, for which it obtains input from all of the independent directors. The Committee utilizes peer group information which it obtains from published surveys of financial institutions. When utilizing peer group information to evaluate the Chief Executive Officer's salary, the Committee considers the asset size, geographic location, and performance criteria, including return on equity and return on assets, of peer institutions and uses that data to establish a range for the Chief Executive's base salary. The determination of where the Chief Executive's salary falls within that range is determined based on his achievement of specific goals, other performance related criteria, and the evaluations of the Committee based on the overall performance of First Defiance. The Committee makes a recommendation which it then presents to all of the independent directors who have the opportunity to provide input to the Compensation Committee. The Compensation Committee approves the overall compensation package.

      The base salary for other executive officers is established by the Chief Executive Officer in consultation with the Committee. These base salaries are established based on industry salary surveys and performance criteria established by the Chief Executive Officer.

      The Committee also considers the recommendations of the Chief Executive Officer as to the parameters for annual salary adjustments for all employees to assure that salaries are competitively established.

Annual Bonus

      Corporate-wide bonus awards play a key role in implementing First Defiance's strategy of attracting and retaining qualified executive officers by rewarding quality performance. The annual cash bonus paid to officers is based on First Defiance's annual performance as measured by three key performance measures which the Committee has determined drive value for First Defiance: earnings per share, growth in revenue, and cost controls. Of these factors, the Committee has determined that earnings per share is the most important measure and has assigned a weighting of 50% to that factor. Earnings growth is achieved both through revenue growth and cost controls. The Committee has assigned a 25% weighting factor to targeted revenue growth and a 25% weighting factor to achievement of targeted efficiency ratio standards.

      Within each of these three components, there are threshold, target and maximum goals. Performance below the threshold results in no payout for that component. Performance at the threshold level results in a 50% payout of that component. Performance at the target level results in a 100% payout of that component. Performance at or above the maximum goal results in a 150% payout of that component. Exact payout percentages for payouts within the 50% to 150% range are calculated based on actual results. The payout percentage achieved for each component is then multiplied by the weighting factor (50% or 25%) and those three components are added together to determine the percentage of potential bonus that will be paid. For 2004 bonus purposes, the payout percentage was 72.4%.

      This payout percentage is then applied to the bonus potential for each executive officer. Mr. Small has a potential bonus equal to 45% of his base salary, Mr. Rohrs and Mr. Wahl each have a potential bonus equal to 35% of base salary, and Mr. Allen's bonus potential is 30% of base salary. This bonus plan is also utilized for all First Defiance and First Federal officers with the rank of Senior Vice President or higher, with bonus potential ranging between 20% and 30% of base salary depending upon the officer's level of responsibility. This plan is not utilized for First Insurance and Investment senior officers, who receive commission-based wages.

Long-Term Incentive Compensation

Stock Options

      The Committee also considers long-term, stock-based compensation as an important component in aligning the interests of management with that of First Defiance's shareholders. In its evaluation of the appropriate level of long-term stock-based compensation, the Committee considers: dilution, the number of shares of First Defiance's common stock outstanding, First Defiance's financial performance and the officer's individual performance in granting stock-based awards. During 2004, incentive stock options were granted to executive officers under First Defiance's 2001 Stock Option and Incentive Plan to encourage these individuals to manage First Defiance in a manner that would increase long-term shareholder value. Options are granted at an exercise price of 100% of the common stock's market value on the grant date, vest in increments over five years and expire 10 years from the date of grant, but are terminated sooner if the optionee no longer serves as an employee or director of First Defiance or its subsidiaries. Significant option grants were given to the Chief Executive Officer and other executive officers in prior years to provide a meaningful incentive. More recently, option grants to the Chief Executive Officer and other executive officers have been of a limited nature as part of an overall program the Committee implemented for most salaried employees of First Defiance.

Retirement Plans

      Other long-term compensation includes First Defiance contributions under the Profit Sharing, 401(k) Plan and ESOP. First Defiance also sponsors a non-qualified deferred compensation plan through which directors and executive officers can elect, prior to the start of a year, to defer a portion of their compensation. At the discretion of the Board of Directors, Profit Sharing Plan contributions are made by First Defiance if established corporate earnings targets are achieved. First Defiance matches 50% of contributions made by employees under the 401(k) Plan up to the first 6% of employee contributions for a maximum contribution of 3%. First Defiance may also make additional contributions to the 401(k) Plan in the discretion of the Committee. However, there were no discretionary contributions to the 401(k) Plan in 2004. Contributions under the ESOP are a function of principal and interest payments made to fund scheduled loan payments in accordance with the ESOP plan document, and individual allocations of that benefit are made based on a participant's compensation relative to total compensation of all participants, subject to certain regulatory limits.

Perquisites and Other Fringe Benefits

      The Committee also monitors all perquisites and other fringe benefits provided by First Defiance to the Chief Executive Officer and other executive officers. Such benefits include country club memberships, personal use of company owned vehicles, and service club memberships. The annual value of such benefits do not exceed 10% of the total of annual salary and bonus for the Chief Executive Officer or other executive officers.

Conclusion

      Based  on  procedures   performed,   the  Committee  finds  the  aggregate
compensation of each of the Chief Executive Officer and all other executive officers of First Defiance to be reasonable and not excessive.

Peter A. Diehl, Compensation Committee Chair
Thomas A. Voigt, Compensation Committee Member
Gerald W. Monnin, Compensation Committee Member
Stephen L. Boomer, Compensation Committee Member

Stock Options

      The following table provides information relating to option grants made pursuant to the 1996 Stock Option Plan and the 2001 Stock Option and Incentive Plan to the individuals named in the Summary Compensation Table.

                               STOCK OPTION GRANTS IN LAST FISCAL YEAR
                                         Individual Grants
                      -------------------------------------------------------
                                        Percent
                                        of total                                   Potential realizable
                       Number of        options                                  value at assumed rates of
                       securities       granted                                  stock price appreciation
                       underlying         to                                         for option terms
                         options       employees     Exercise     Expiration    ---------------------------
 Executive Officer     granted (1)      in 2003        Price         date            5%             10%
--------------------  -------------   -----------   -----------  ------------   -----------     -----------
William J. Small          1,000           2.05%       $27.13         2014        $ 17,060        $ 43,240

John C. Wahl              1,000           2.05         27.13         2014          17,060          43,240

James L. Rohrs            1,000           2.05         27.13         2014          17,060          43,240

Gregory R. Allen          5,000          10.26         27.13         2014          85,300         216,200
                        -------        -------                                   --------        --------
                          8,000          16.41                                   $136,480        $345,920

----------
(1) Options were granted under the 2001 Stock Option and Incentive Plan. Options vest 20% per year over a five year period on the anniversary date of the grant. Unvested options are generally forfeited upon termination of employment.

      The following table sets forth certain information concerning options held at December 31, 2004 under the 1993 Stock Incentive Plan, the 1996 Stock Option Plan and the 2001 Stock Option and Incentive Plan by the individuals named in the Summary Compensation Table.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values

                      Shares
                     Acquired                     Number of Securities           Value of Unexercised
                        on         Value         Underlying Unexercised              In-the-Money
      Name           Exercise     Realized        Options at Year End           Options at Year End (1)
-----------------------------------------------------------------------------------------------------------
                                               Exercisable   Unexercisable    Exercisable     Unexercisable
                                              -------------------------------------------------------------
William J. Small       2,000       $33,565       105,300         1,800        $1,933,024        $  9,176
John C. Wahl           1,000       $17,700        54,000         5,000           953,120          39,000
James L. Rohrs            --            --        50,600        21,000           808,908         276,600
Gregory R. Allen       6,000       $73,236        15,200        25,000           214,630         261,240

----------
(1) Based on a per share market price of $28.85 at December 31, 2004 and exercise prices ranging from $10.375 per share to $27.13 per share.

Employment Agreements

      First Defiance has entered into employment agreements with Messrs. Small, Rohrs, Wahl and Allen (the "Executives"). The form of employment agreement for each of the Executives is substantially the same and provides each officer with a three-year term of employment commencing on the date of the agreement. Each year, the Board of Directors of First Defiance considers and reviews the extension of the terms of each agreement and extends the term unless either party gives notice of non-renewal to the other party.

      The employment agreements are terminable with or without cause by First Defiance. However, in the event that (i) the Company terminates an Executive's employment for a reason other than cause, (ii) an Executive terminates his employment because of failure of First Defiance to comply with any material provision of the employment agreement or (iii) the employment agreement is terminated by an Executive for Good Reason, as defined, an Executive would be entitled to (A) 2.99 times the average annual compensation paid to him by First Defiance during the five most recent taxable years ending during the calendar year in which the notice of termination occurs or such portion of such period in which the Executive served as senior officer of First Defiance as well as (B) continued participation in employee benefit plans of First Defiance (other than retirement plans and stock compensation plans) until the expiration of the remaining term of employment. "Good Reason" is generally defined in the employment agreements to include the assignment by First Defiance to the Executive of any duties which, in the Executive's good faith determination, are materially inconsistent with the Executive's positions, duties, responsibilities and status with First Defiance prior to such assignment or prior to a change in control of First Defiance.

      The employment agreements provide that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, then such payments and benefits received thereunder would be reduced, in the manner determined by First Defiance, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being nondeductible by First Defiance for federal income tax purposes.

                                PERFORMANCE GRAPH

      The following graph compares the yearly cumulative total return on the Common Stock for the last five years with (i) the yearly cumulative total return on the stocks included in the Nasdaq Stock Market Index (for United States companies), (ii) the yearly cumulative total return on stocks included in the SNL Nasdaq Bank Stock Index and (iii) the SNL Midwest Thrift Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.

[THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIALS.]

                                                          Period Ending
                                 ------------------------------------------------------------------
Index                            12/31/99   12/31/00    12/31/01   12/31/02    12/31/03    12/31/04
---------------------------------------------------------------------------------------------------
First Defiance Financial Corp.    100.00     108.67      157.27     201.74      284.52      326.88
NASDAQ Composite                  100.00      60.82       48.16      33.11       49.93       54.49
SNL NASDAQ Bank Index             100.00     115.45      125.66     129.25      166.83      191.21
SNL Midwest Thrift Index          100.00     134.86      155.10     199.94      277.78      306.76

Indebtedness of Management

      First Defiance had no loans outstanding during 2004 to any director, nominee for election as a director or executive officer of First Defiance, any member of the immediate family of any such person or to certain corporations, organizations or trusts affiliated with any such person, except loans made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and which did not involve more than the normal risk of collectibility or present other unfavorable features.

Independent Registered Public Accounting Firm

      Ernst & Young LLP served as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2004, and has reported on the Company's consolidated financial statements. Fees for the last fiscal year paid to Ernst & Young LLP were as follows:

                                                       2004         2003
                                                     --------     --------
            Audit Fees                               $232,970     $123,970
            Audit Related Fees                         19,550       16,900
            Tax Fees                                   31,445       38,687
            Other                                          --           --
                                                     --------     --------
            Total fees paid to Ernst & Young         $283,965     $179,557
                                                     ========     ========

      Audit related fees relate to services for employee benefit plan audits, compliance services and services related to accounting consultations relating to the Company's mergers and acquisitions activity. Tax fees include the following:

                                                       2004         2003
                                                     --------     --------
            Tax return preparation                   $ 19,500     $ 29,587
            Other tax                                  11,945        9,100
                                                     --------     --------
                                                     $ 31,445     $ 38,687
                                                     ========     ========

      The Audit Committee has determined that the provision of these services is compatible with maintaining Ernst & Young LLP's independence.

      Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee is comprised of five directors, all of whom are considered "independent" under rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

      The Audit Committee oversees First Defiance's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also reviews the effectiveness of First Defiance's system of internal controls, including a review of the process used by management to evaluate the effectiveness of the system of internal control.

      The Committee reviewed with the independent registered public accounting firm which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed under their professional standards. In addition, the Committee has discussed with the independent registered public accounting firm the auditor's independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence. The committee also pre-approved all professional services provided to the Company by the independent registered public accounting firm.

      The Committee discussed with the Company's internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held five meetings during 2004.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC. The Committee and the Board have also approved the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ended December 31, 2005.

Stephen L. Boomer, Audit Committee Chair
John U. Fauster, III, Audit Committee Member
Peter A. Diehl, Audit Committee Member
Gerald W. Monnin, Audit Committee Member
John Bookmyer, Audit Committee Member
March 8, 2005

           PROPOSAL TO ADOPT THE 2005 STOCK OPTION AND INCENTIVE PLAN

      General. Stock options are an important part of the compensation strategy of First Defiance because they provide directors and employees with a proprietary interest in pursuing the long-term growth and financial success of First Defiance. As of the Voting Record Date, First Defiance only has 20,753 shares reserved for issuance of future stock option awards under its existing plans. As a result, the Board of Directors authorized the 2005 Plan in order to continue first Defiance's compensation strategy. The 2005 Plan must be approved by the affirmative vote of the holders of a majority of the shares of First Defiance represented in person or by proxy at the Annual Meeting. The Board of Directors of First Defiance recommends that the shareholders of First Defiance approve the 2005 Plan.

      The following is a summary of the terms of the 2005 Plan and is qualified in its entirety by reference to the full text of the 2005 Plan, a copy of which is attached hereto as Appendix A.

      Purpose, Administration and Eligibility. The purposes of the 2005 Plan include rewarding and providing incentives to the directors and employees of First Defiance and its subsidiaries (the "Company"). The 2005 Plan will be administered by a committee of directors composed of at least three directors of First Defiance (the "Committee"). All eleven directors and approximately 100 employees of the Company are eligible to participate in the 2005 Plan. The Committee shall grant options under the 2005 Plan on the basis of an individual participant's position, duties and responsibilities, the value of the individual's services to the Company and any other factor the Committee deems relevant.

      If approved, the 2005 Plan will terminate on April 19, 2015. Without further approval of the shareholders, the Board of Directors may terminate the 2005 Plan prior to that date or may amend it from time to time in such respects as the Board of Directors may deem advisable, except that the Board of Directors may not, without the approval of the shareholders, make any amendment which would: (a) increase the aggregate number of shares of Common Stock that may be issued under the 2005 Plan (except for adjustments to reflect certain changes in the capitalization of First Defiance); (b) materially modify the requirements as to eligibility for participation in the 2005 Plan; or (c) materially increase the benefits accruing to participants under the 2005 Plan. Notwithstanding the foregoing, the Board of Directors may amend the 2005 Plan to take into account changes in applicable securities, federal income tax and other applicable laws.

      Effect on Existing Shareholders. A maximum of 351,000 shares of Common Stock will be reserved for issuance by First Defiance upon the granting of options to certain directors and employees of the Company from time to time under the 2005 Plan. Any shares of Common Stock issued under the 2005 Plan will be authorized but unissued shares or issued shares that have been reacquired by First Defiance. As of March 4, 2005, there were 7,015,889 shares of Common Stock outstanding. As Common Stock is issued to directors and officers of First Defiance who receive and exercise options under the 2005 Plan, the voting power of the directors and officers of First Defiance over the outcome of the vote on any matters submitted to First Defiance's shareholders, including changes of control, will increase.

      Option Terms. The exercise price for options granted under the 2005 Plan will be determined by the Committee at the time of the grant, but in no event will the exercise price be less than 100% of the fair market value of the Common Stock on the date of grant. No stock option will be exercisable after the expiration of ten years from the date of the grant. Options granted under the 2005 Plan may be "incentive stock options" ("ISOs") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If an ISO is granted to a participant who owns more than 10% of First Defiance's outstanding Common Stock at the time the ISO is granted, the exercise price of the ISO may not be less than 110% of the fair market value of the Common Stock on the date of the grant and the ISO shall not be exercisable after the expiration of five years from the date of the grant.

      Upon the termination of a participant's directorship or employment due to death, disability or retirement, all options held by the participant will vest. If the participant's directorship or employment is terminated due to death or disability, the options must be exercised within 12 months of such termination. If the participant's directorship or employment is terminated due to retirement, the participant has five years to exercise the options. Notwithstanding the foregoing, any option intended to qualify as an ISO must be exercised within three months of retirement. If a participant is "Terminated for Cause," as defined in the 2005 Plan, any option that has not been exercised shall terminate as of the date of such Termination for Cause. An option may not be transferred or assigned other than by will or in accordance with the laws of descent and distribution.

      First Defiance will receive no monetary consideration for the granting of options under the 2005 Plan. Upon the exercise of options, First Defiance will receive payment in cash or, if acceptable to the Committee, shares of Common Stock of First Defiance or surrendered outstanding stock options.

      Tax Treatment of Incentive Stock Options. A participant who is granted an ISO will not recognize taxable income either on the date of the grant or on the date of exercise, although the alternative minimum tax may apply. Upon disposition of Common Stock acquired from the exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. If the participant disposes of the Common Stock within two years of the date of the grant or within one year from the date of the transfer of the Common Stock to the participant (a "Disqualifying Disposition"), however, then the participant will recognize ordinary income, as opposed to capital gain, at the time of disposition in an amount generally equal to the lesser of (i) the amount of gain realized on the disposition, or (ii) the difference between the fair market value of the shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending upon the period of time the Common Stock has been held.

      The Company is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of Common Stock acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income in a Disqualifying Disposition. Ordinary income from a Disqualifying Disposition will constitute compensation but will not be subject to tax withholding, nor will it be considered wages for payroll tax purposes. The Company reserves the right to require tax withholding if it determines that such withholding is necessary to comply with changes in the Code.

      If the holder of an ISO pays the exercise price, in whole or in part, with previously acquired Common Stock, the exchange should not affect the ISO tax treatment of the exercise. Upon such exchange, and except as otherwise described herein, no gain or loss is recognized by the participant upon delivering previously acquired Common Stock to First Defiance, and shares of Common Stock received by the participant equal in number to previously acquired shares of Common Stock exchanged therefor will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares of Common Stock. (The participant, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements for avoidance of a Disqualifying Disposition.) Shares of Common Stock received by the participant in excess of the number of shares previously acquired will have a basis of zero and a holding period that commences as of the date the shares are transferred to the participant upon the exercise of the ISO. If the exercise of an ISO is effected using Common Stock previously acquired through the exercise of an ISO, the exchange of such previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

      Tax Treatment of Non-qualified Options. A participant receiving an option that does not qualify as an ISO (a "Non-qualified Option") generally does not recognize taxable income on the date of the grant of the option. The participant must recognize ordinary income generally at the time of exercise of a Non-qualified Option in the amount of the difference between the fair market value of the shares on the date of exercise and the option price. The ordinary income received will constitute compensation for which tax withholding by the Company generally will be required. The amount of ordinary income recognized by a participant will be deductible by the Company in the year that the participant recognizes the income if the Company complies with the applicable withholding requirement.

      If, at the time of exercise, the sale of the Common Stock could subject the participant to short-swing profit liability under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), such person generally will not recognize ordinary income until the date that the participant is no longer subject to such Section 16(b) liability. Upon such date, the participant will recognize ordinary income in an amount equal to the fair market value of the Common Stock on such date less the option exercise price. Nevertheless, the participant may elect under Section 83(b) of the Code within 30 days of the date of exercise to recognize ordinary income as of the date of exercise, without regard to the restriction of Section 16(b).

      Shares of Common Stock acquired upon the exercise of a Non-qualified Option will have a tax basis equal to their fair market value on the exercise date, or other relevant date on which ordinary income is recognized, and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the Common Stock, the participant will recognize long-term capital gain or loss if the participant has held the shares for more than one year prior to disposition, or short-term capital gain or loss if the participant has held the shares for one year or less.

      If a holder of a Non-qualified Option pays the exercise price, in whole or in part, with previously acquired Common Stock, the participant will recognize ordinary income in the amount by which the fair market value of the shares received exceeds the exercise price. The participant will not recognize gain or loss upon delivering such previously acquired Common Stock to First Defiance. Shares of Common Stock received by a participant equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period as such previously acquired shares. Shares of Common Stock received by a participant in excess of the number of such previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income is recognized. The holding period for such additional Common Stock will commence as of the date of exercise or such other relevant date.

      If the 2005 Plan is approved by the shareholders future grants under the 2005 Plan will be made in the discretion of the Committee, and accordingly, are not yet determinable.

                        THE BOARD OF DIRECTORS RECOMMENDS
                    A VOTE FOR THE APPROVAL OF THE 2005 PLAN.

Existing Stock Option Plans

      The following table shows, as of December 31, 2004, the number of shares issuable upon the exercise of outstanding stock options under the 1993 Stock Incentive Plan, the 1996 Stock Option Plan and the 2001 Stock Option and Incentive Plan, the weighted average exercise price of those stock options, and the number of common shares remaining for future issuance under the 1996 Stock Option Plan and the 2001 Stock Option and Incentive Plan, excluding shares issuable upon the exercise of outstanding stock options. No more options may be awarded under the 1993 Stock Incentive Plan as it expired by its terms in 2003.

------------------------------------------------------------------------------------------------------
                                     (a)                      (b)                       (c)
------------------------------------------------------------------------------------------------------
                                                                               Number of securities
                                                                             remaining available for
                                                                              future issuance under
                           Number of securities to     Weighted-average      equity compensation plans
                           be issued upon exercise     exercise price of      (excluding securities
     Plan Category          of outstanding options    outstanding options    reflected in column (a))
------------------------------------------------------------------------------------------------------
1993 Stock Incentive
  Plan                              88,836                   $11.86                     -0-
------------------------------------------------------------------------------------------------------
1996 Stock Option Plan             303,457                   $12.34                    2,053
------------------------------------------------------------------------------------------------------
2001 Stock Option and
  Incentive Plan                   246,600                   $17.78                   18,700
------------------------------------------------------------------------------------------------------
Total All Plans                    638,593                   $14.37                   20,753
------------------------------------------------------------------------------------------------------

                                  OTHER MATTERS

      Each proxy confers discretionary authority on the Board of Directors of First Defiance to vote the proxy for the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

      The cost of solicitation of proxies will be borne by First Defiance. First Defiance will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of First Defiance may solicit proxies personally or by telephone without additional compensation. First Defiance has retained The Altman Group, a professional proxy solicitation firm, to assist in the solicitation of proxies. First Defiance will pay The Altman Group a fee of $4,000, plus reimbursement for out-of-pocket expenses. First Defiance will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries who are record holders of Common Stock not beneficially owned by them, for forwarding the proxy materials to, and obtaining proxies from, the beneficial owners of First Defiance Common Stock entitled to vote at the Annual Meeting.

                              SHAREHOLDER PROPOSALS

      Any proposal which a shareholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Shareholders of First Defiance must be received at the main office of First Defiance no later than November 18, 2005. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Shareholders. It is urged that any such proposals be sent by certified mail, return receipt requested. In addition, if a shareholder intends to present a proposal at the 2006 annual meeting of shareholders of First Defiance without including the proposal in the proxy solicitation materials relating to that meeting, and if the proposal is not received by January 31, 2006, then the proxies designated by the Board of Directors of First Defiance for the 2006 annual meeting may vote proxies in their discretion on any such proposal without mention of such matter in the proxy solicitation materials or on the proxy card for such meeting.

                     ANNUAL REPORTS AND FINANCIAL STATEMENTS

      Shareholders of First Defiance as of the Voting Record Date for the Annual Meeting are being provided with a copy of First Defiance's Annual Report to Shareholders and Form 10-K for the year ended December 31, 2004 ("Annual Report"). Included in the Annual Report are the consolidated financial statements of First Defiance as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, prepared in accordance with generally accepted accounting principles, and the related report of First Defiance's independent registered public accounting firm. The Annual Report is not a part of this Proxy Statement.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ William J. Small

                                       William J. Small, Chairman, President and
                                       Chief Executive Officer

March 18, 2005
Defiance, Ohio

Appendix A

                         FIRST DEFIANCE FINANCIAL CORP.
                      2005 STOCK OPTION AND INCENTIVE PLAN

      1. Purpose. The purpose of the First Defiance Financial Corp. 2005 Stock Option and Incentive Plan (this "Plan") is to promote and advance the interests of First Defiance Financial Corp. (the "Company") and its shareholders by enabling the Company to reward directors and employees of the Company and any Subsidiary (hereinafter defined), and to strengthen the mutuality of interests between the directors and employees and the Company's shareholders by providing directors and employees with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

      2. Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:

            (a) "Board" means the Board of Directors of the Company.

            (b) "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

            (c) "Committee" means the Committee of the Board constituted as provided in Section 3 of this Plan.

            (d) "Common Shares" means the common shares, $0.01 par value per share, of the Company or any security of the Company issued in substitution, in exchange or in lieu thereof.

            (e)  "Company"  means  First  Defiance   Financial  Corp.,  an  Ohio
corporation, or any successor corporation.

            (f) "Employment" means regular employment with the Company or a Subsidiary and does not include service as a director only.

            (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

            (h) "Fair Market Value" shall be determined as follows:

                  (i) If the Common Shares are quoted on The Nasdaq Stock Market at the date of the grant of the Stock Option, then the Fair Market Value shall be the mean between the closing bid and closing asked quotation for a Common Share on the grant date on The Nasdaq Stock Market.

                  (ii) If the Common Shares are traded on a national securities exchange at the time of grant of the Stock Option, then the Fair Market Value shall be the average of the highest and the lowest selling price on such exchange on the

Appendix A

                        date such Stock Option is granted or, if there were no sales on such date, then on the next prior business day on which there was a sale.

                  (iii) If the  Common  Shares  are  not  traded  on a  national securities exchange or quoted on The Nasdaq Stock Market, then the Fair Market Value shall be as determined by the Committee.

            (i) "Incentive Stock Option" means any Stock Option that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

            (j) "Non-Qualified Stock Option" means any Stock Option that is not specifically designated as an Incentive Stock Option.

            (k) "Participant" means an employee or director of the Company or a Subsidiary who is granted a Stock Option under this Plan. For the purposes of the granting of any Incentive Stock Option under this Plan, the term "Participant" shall include only employees of the Company or a Subsidiary.

            (l) "Plan" means the First Defiance Financial Corp. 2005 Stock Option and Incentive Plan, as set forth herein and as it may be hereafter amended from time to time.

            (m) "Stock Option" means an award to purchase Common Shares granted pursuant to the provisions of Section 6 of this Plan.

            (n) "Subsidiary" means any corporation or entity in which the Company directly or indirectly controls 50% or more of the total voting power of such corporation or entity and includes, without limitation, First Federal Bank of the Midwest and First Insurance and Investments, Inc.

            (o) "Terminated for Cause" means any removal of a director or discharge of an employee for the personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of a material provision of any law, rule or regulation (other than traffic violations or similar offenses) or a material violation of a final cease-and-desist order or for any other action of a director or employee which results in a substantial financial loss to the Company or a Subsidiary.

      3. Administration.

            (a) This Plan shall be administered by the Committee to be comprised of not fewer than three of the members of the Board. The members of the Committee shall be appointed from time to time by the Board. Members of the Committee shall serve at the pleasure of the Board, and the Board may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. An action approved in writing by all of the members of the Committee then serving shall be as effective as if the action had been taken by unanimous vote at a meeting duly called and held. Notwithstanding the foregoing, if, at the time a Stock Option is granted, the Committee includes directors who are also employees of the Company, the grant of the Stock Option must be approved by the entire Board.

Appendix A

            (b) The Committee is authorized to construe and interpret this Plan and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of this Plan shall be final, conclusive and binding upon all persons participating in this Plan and any person validly claiming under or through persons participating in this Plan. The Company shall effect the granting of Stock Options under this Plan, in accordance with the determinations made by the Committee, by execution of instruments in writing in a form approved by the Committee.

      4. Duration of, and Common Shares Subject to, this Plan.

            (a) Term. This Plan shall terminate on the date which is ten (10) years from the effective date of the Plan, except with respect to Stock Options then outstanding.

            (b) Common Shares Subject to Plan. Common Shares that may be issued under this Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares shall be issued under this Plan. The maximum number of Common Shares that may be issued pursuant to Stock Options granted under this Plan, subject to adjustment as provided in
Section 10 of this Plan, shall be 351,000 Common Shares. If any Stock Options are forfeited, terminated or exchanged for other Stock Options, or expire unexercised, the Common Shares which were subject to such Stock Options shall again be available for Stock Options under this Plan to the extent of such forfeiture, termination or expiration.

      5. Eligibility and Grants. Persons eligible for Stock Options under this Plan shall consist of directors and employees of the Company or a Subsidiary whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Company or a Subsidiary. In selecting the directors and employees to whom Stock Options will be awarded and the number of shares subject to such Stock Options, the Committee shall consider the position, duties and responsibilities of the directors and employees, the value of their services to the Company and the Subsidiaries and any other factors the Committee may deem relevant.

      6. Stock Options.

            (a) Grant. Stock Options granted under this Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options, and such Stock Options shall be subject to the terms and conditions set forth in this Plan, shall be in such form as the Committee may from time to time approve and shall contain such additional terms and conditions as the Committee shall deem desirable, not inconsistent with the express provisions of the Plan.

            (b) Stock Option Price. The per share exercise price of a Stock Option shall be determined by the Committee at the time of grant; provided, however, that in no event shall the exercise price of a Stock Option be less than 100% of the Fair Market Value of the Common Shares on the date of the grant of such Stock Option. Notwithstanding the foregoing, in the case of a Participant who owns Common Shares representing more than 10% of the outstanding Common Shares at the time an Incentive Stock Option is granted, the exercise price shall in no event be less than 110% of the Fair Market Value of the Common Shares at the time such Incentive Stock Option is granted.

Appendix A

            (c) Stock Option Terms. Subject to the right of the Company to provide for earlier termination in the event of any merger, acquisition or consolidation involving the Company, the term of each Stock Option shall be fixed by the Committee; provided, however, that the term of Incentive Stock Options will not exceed ten years after the date the Incentive Stock Option is granted; provided further, however, that in the case of a Participant who owns a number of Common Shares representing more than 10% of the Common Shares outstanding at the time the Incentive Stock Option is granted, the term of the Incentive Stock Option shall not exceed five years.

            (d) Exercisability. Exercisability of Stock Options shall be determined by the Committee at the time of grant. With respect to Incentive Stock Options granted under this Plan, to the extent the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable under all plans of the Company or a Subsidiary for the first time by a Participant during any calendar year exceeds $100,000, or such other limit as may be required by the Code, such Stock Options shall be Non-Qualified Stock Options to the extent of such excess.

            (e) Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Common Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash or, if acceptable to the Committee in its sole discretion, in Common Shares already owned by the Participant, or by surrendering outstanding Stock Options. The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Stock Options and sell Common Shares thereby acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares. In such event, the Committee may permit the exercise price to be paid as soon as practicable after exercise.

      7. Termination and Change of Control.

            (a) General rule.  Except as otherwise  provided in paragraph (b) or
(c) of this Section 7, any Stock Option which has not yet become exercisable shall terminate and be of no further force or effect when any Participant who was a director ceases to be a director of the Company or any Subsidiary or when any Participant who was an employee ceases to be an employee of the Company or any Subsidiary, and, unless the Committee shall specifically state otherwise at the time a Stock Option is granted or thereafter, any Stock Option which has become exercisable shall terminate if it is not exercised within three months of the termination of Board membership or Employment, as applicable.

            (b) Death, Disability or Retirement. Unless the Committee shall specifically state otherwise at the time a Stock Option is granted, all Stock Options granted under this Plan shall become exercisable in full on the date of termination of a Participant's Employment or directorship with the Company or a Subsidiary because of his or her death, disability or retirement. Further, unless the Committee shall specifically state otherwise at the time a Stock Option is granted or thereafter, all Stock Options shall terminate if not exercised within 12 months of the Participant's death or disability or within five years of the Participant's retirement. Notwithstanding the foregoing, any option intended to qualify as an Incentive Stock Option must be exercised within three months of a Participant's retirement.

Appendix A

            (c) Termination for Cause. Unless the Committee shall specifically state otherwise at the time a Stock Option is granted, in the event the Employment or the directorship of a Participant is Terminated for Cause, any Stock Option that has not been exercised shall thereupon terminate and be of no further force or effect.

            (d) Change of Control All outstanding Stock Options shall become immediately exercisable in the event of a change in control of the Company, as determined by the Committee. For purposes of this Section 7, "change in control" shall mean the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of the term "beneficial ownership" as defined under Section 13(d) of the Exchange Act and the rules promulgated thereunder) of 25% or more of the outstanding voting securities of the Company by any person, trust, entity or group.

      8. Non-transferability of Stock Options. No Stock Option under this Plan, and no rights or interests therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Stock Options are exercisable only by, and payments in settlement of Stock Options will be payable only to, the Participant or his or her legal representative.

      9. No Limitation on Certain Corporate Actions. The existence of this Plan and the Stock Options granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize the following: any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business; any merger, acquisition or consolidation of the Company; any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof; the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding, including any merger or acquisition which would result in the exchange of cash, stock of another company or options to purchase the stock of another company for any Stock Option outstanding at the time of such corporate transaction or which would involve the termination of all Stock Options outstanding at the time of such corporate transaction.

      10. Adjustments Upon Changes in Capitalization. In the event of any change in capitalization affecting the Common Shares of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, spin-off, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Shares, including a distribution (other than normal cash dividends) of company assets to shareholders, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to the aggregate number of Common Shares for which Stock Options in respect thereof may be granted under this Plan, the maximum number of Common Shares which may be sold or awarded to any Participant, the number of Common Shares covered by each outstanding Stock Option, and the exercise price per share in respect of outstanding Stock Options.

      11. Amendment and Termination of this Plan. Without further approval of the shareholders, the Board may at any time terminate this Plan, or may amend it from time to time in such respects as the Board may deem advisable, except that the Board may not, without approval of the shareholders, make any amendment which would (a) increase the aggregate number of Common Shares that may be issued under this Plan (except for adjustments pursuant to Section 10 of this
Plan), (b) materially modify the requirements as to eligibility for participation in this Plan, or (c) materially

Appendix A

increase the benefits accruing to Participants under this Plan. Notwithstanding the foregoing, the Board may amend this Plan to take into account changes in applicable securities, federal income tax and other applicable laws.

      12. Modification of Options. The Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Stock Option which the Board believes to be in the best interests of the Company; provided, however, that no such modification, extension or renewal shall confer on the holder of such Stock Option any right or benefit which could not be conferred on him or her by the grant of a new Stock Option at such time and shall not materially decrease the Participant's benefits under the Stock Option without the consent of the holder of the Stock Option, except as otherwise permitted under this Plan.

      13. Miscellaneous.

            (a) Tax Withholding. The Company shall have the right to deduct from any settlement, including the delivery of Common Shares, made under this Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

            (b) No Right to Employment. Neither the adoption of this Plan nor the granting of any Stock Option shall confer upon any employee of the Company or a Subsidiary any right to continued Employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the Employment of any of its employees at any time, with or without cause.

            (c) Annulment of Stock Options. The grant of any Stock Option payable in Common Shares is provisional until the Participant becomes entitled to the certificate in settlement thereof. In the event the Employment or the directorship of a Participant is Terminated for Cause, any Stock Option which is provisional shall be annulled as of the date of such termination.

            (d) Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under a Stock Option made pursuant to this Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that a Stock Option or portion of a Stock Option should be included to accurately reflect competitive compensation practices or to recognize that a Stock Option has been made in lieu of a portion of competitive annual cash compensation. Stock Options under this Plan may be made in combination with or in tandem with, or as alternatives to, grants, stock options or payments under any other plans of the Company or a Subsidiary. This Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward directors and employees for their service with the Company and its Subsidiaries.

Appendix A

            (e) Securities Law Restrictions. No Common Shares shall be issued under this Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Common Shares delivered under this Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            (f) Stock Option Agreement. Each Participant receiving a Stock Option under this Plan shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Stock Option and such related matters as the Committee shall, in its sole discretion, determine.

            (g) Cost of Plan. The costs and expenses of administering this Plan shall be borne by the Company.

            (h) Governing Law. This Plan and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Ohio.

            (i) Effective Date. This Plan shall be effective upon approval by the shareholders of the Company.

|X| PLEASE MARK VOTES
    AS IN THIS EXAMPLE


                                 REVOCABLE PROXY
                         FIRST DEFIANCE FINANCIAL CORP.


               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                  DIRECTORS OF FIRST DEFIANCE FINANCIAL CORP.
       ANNUAL MEETING OF SHAREHOLDERS April 19, 2005 1:00 p.m. local time


The undersigned hereby appoints the Board of Directors of First Defiance Financial Corp. (the "Company") as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of the Company held of record by the undersigned on March 4, 2005 at the Annual Meeting of Shareholders to be held at the home office of its subsidiary, First Federal Bank, located at 601 Clinton Street, Defiance, Ohio 43512, on Tuesday, April 19, 2005, at 1:00 p.m., Eastern Time, and any adjournment thereof.


                                                        With-        For All
                                           For          hold         Except
                                         -------       -------      --------
 1. ELECTION OF DIRECTORS                   |_|          |_|           |_|
    FOR THREE-YEAR TERM
    EXPIRING IN 2008

    Nominees for a three-year term expiring in 2008:

    John U. Fauster, III, James L. Rohrs and Thomas A. Voigt

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

                                            For        Against       Abstain
                                          ------       -------      --------

2. Approval of The First Defiance           |_|          |_|           |_|
   Financial Corp. 2005 Stock Option and
   Incentive Plan.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


  The Board of Directors recommends a vote "FOR" Proposals 1 and 2.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR"THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS SPECIFIED IN PROPOSAL 1, FOR THE APPROVAL OF THE FIRST DEFIANCE FINANCIAL CORP. 2005 STOCK OPTION AND INCENTIVE PLAN AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, write in the full corporate or partnership name and have the President or other authorized officer sign. If shares are held jointly, each holder should sign, but only one signature is required.

    Detach above card, sign, date and mail in postage paid envelope provided.

                         FIRST DEFIANCE FINANCIAL CORP.
                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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